Exhibit 10.1

SIXTH AMENDMENT TO LEASE AGREEMENT

This SIXTH AMENDMENT TO LEASE AGREEMENT (“this Sixth Amendment”) is dated as of April 19, 2023 (“Effective Date”), by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and NEXTCURE, INC., a Delaware corporation, having an address at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland  20705 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of January 30, 2019 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 2, 2019 (“First Amendment”), that certain Second Amendment to Lease Agreement dated as of February 19, 2020 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated as of February 4, 2022 (“Third Amendment”), and that certain Fourth Amendment to Lease Agreement dated as of June 10, 2022 (“Fourth Amendment”), and that certain Fifth Amendment to Lease Agreement dated as of November 28, 2022 (“Fifth Amendment”; together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the “Lease”), wherein Landlord leased to Tenant approximately 63,576 rentable square feet (“Existing Premises”) located at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland  20705, as more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease, among other things, to permit the Security Deposit to be in the form of cash rather than in the form of a Letter of Credit and provide that certain administrative rent specified in the First Amendment will be paid by Tenant to Landlord without deducting that amount from any tenant improvement allowances provided under the First Amendment or the Third Amendment.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this Sixth Amendment but not otherwise defined shall have the meanings set forth in the Lease (as amended).  The Recitals form an integral part of this Sixth Amendment and are hereby incorporated by reference.

2.Cash Security Deposit.  Tenant has delivered to Landlord a Security Deposit in the form of a Letter of Credit in the amount of $39,292.70.  Tenant desires to replace the Letter of Credit with a Security Deposit in the form of cash, and Landlord is amenable to such replacement.  Accordingly, Landlord shall return the Letter of Credit to Tenant within 15 business days after Landlord’s receipt of $39,292.70 by (a) good check payable to Landlord or (b) by wire transfer via Fedwire or ACH transfer to an account designated in writing by Landlord.

3.Amendment to Section 6 of Original Lease.  Effective as of Landlord’s receipt of a Security Deposit in the form of cash in the amount of $39,292.70, Section 6 of the Original Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section:

6.  Security Deposit.  The Security Deposit shall be held by Landlord without obligation for interest thereon as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in

Section 20), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  Upon bankruptcy or other debtor-creditor proceedings involving Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled.  If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  The Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

4.Expansion Premises Administrative Rent.  The total amount of Administrative Rent due under the Expansion Premises Work Letter attached as an exhibit to the First Amendment is $2,455.82 (“Expansion Premises Administrative Rent”), which amount represents 1% of the Base Expansion Premises TI Allowance.  In lieu of Tenant resorting to the Additional Expansion Premises TI Allowance under the Expansion Premises Work Letter to pay the Expansion Premises Administrative Rent, Tenant hereby agrees to pay the Expansion Premises Administrative Rent to Landlord by wire transfer via Fedwire to an account designated in writing by Landlord.  Tenant shall remit such payment within 5 business days after the Effective Date.  As a result, the Expansion Premises Administrative Rent shall not be deducted from any tenant improvement allowances available to Tenant under the Lease, including the Additional Expansion Premises TI Allowance or the Base 2022 Expansion Premises TI Allowance.

5.	Miscellaneous.

a.Entire Agreement.  The Lease, as amended by this Sixth Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  The Lease, as so amended by this Sixth Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.Binding Effect.  This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Sixth Amendment and that no Broker brought about this Sixth Amendment.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Sixth Amendment.

d.Counterparts.  This Sixth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, including DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Sixth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Ratification; Conflicts.  Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment.  In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail.  Regardless of whether specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment under seal as of the day and year first above written.

TENANT:

nextcure, inc.,

a Delaware corporation

Michael Richman /s/

By: Michael Richman (SEAL)

Its: President and CEO _

X I hereby certify that the signature, name, and title
above are my signature, name, and title.

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC,

a Delaware limited liability company

By:Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,

a Maryland corporation,

general partner

Gregory Kay /s/

By:____________________(SEAL)

Name:_Gregory Kay____________

Title:__SVP – Real Estate Legal Affairs